Exhibit 99.1

FOR RELEASE:	INVESTOR CONTACT: Rob Campbell
Thursday, June 23, 2011 at 1:30 PM PT	Nordstrom, Inc.
(206) 233-6550

MEDIA CONTACT: Brooke White
Nordstrom, Inc.
(206) 373-3030

Nordstrom Refinances Revolving Credit Facility

SEATTLE, Wash. (June 23, 2011) – Nordstrom, Inc. (NYSE: JWN) announced today that it has completed a new five-year $600 million senior unsecured revolving credit facility. The new facility replaces a $650 million senior unsecured revolving credit facility that was scheduled to mature in August 2012.

Effective today, the facility may be used for general corporate purposes and is scheduled to mature in June 2016. At present, there are no outstanding borrowings under the revolver.

The arrangement of the revolving credit facility was co-led by Bank of America Merrill Lynch and Wells Fargo Securities, LLC.

ABOUT NORDSTROM

Nordstrom, Inc. is one of the nation’s leading fashion specialty retailers, with 214 stores located in 29 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 116 Nordstrom full-line stores, 95 Nordstrom Rack stores, two Jeffrey boutiques and one clearance store. Nordstrom serves customers through its online presence at Nordstrom.com and through its catalogs. Nordstrom also operates in the online private sale marketplace through its subsidiary HauteLook. Nordstrom, Inc.’s common stock is publicly traded on the NYSE under the symbol JWN.

Certain statements in this news release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties, including, but not limited to, trends in company operations. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: the impact of economic and market conditions and the resultant impact on consumer spending patterns; our ability to maintain our relationships with vendors; our ability to respond to the business environment, consumer preferences and fashion trends; effective inventory management; successful execution of our growth strategy, including possible expansion into new markets, technological investments and acquisitions, including our ability to realize the anticipated benefits from such acquisitions, and the timely completion of construction associated with newly planned stores, relocations and remodels, which may be impacted by the financial health of third parties; our ability to maintain relationships with our employees and to effectively train and develop our future leaders; successful execution of our multi-channel strategy; our compliance with applicable banking and related laws and regulations impacting our ability to extend credit to our customers; impact of the current regulatory environment and financial system and health care reforms; our compliance with information security and privacy laws and regulations, employment laws and regulations and other laws and regulations applicable to us; trends in personal bankruptcies and bad debt write-offs; changes in interest rates; efficient and proper allocation of our capital resources; availability and cost of credit; our ability to safeguard our brand and reputation; successful execution of our information technology strategy; disruptions in our supply chain; the geographic locations of our stores; public health concerns and the resulting impact on consumer spending patterns, supply chain and employee health; weather conditions and hazards of nature that affect consumer traffic and consumers’ purchasing patterns; the effectiveness of planned advertising, marketing and promotional campaigns; our ability to control costs; and the timing and number of share repurchases by the company, if any, or any share issuances by the company, including issuances associated with option exercises or other matters. Our SEC reports, including our Form 10-K for the fiscal year ended January 29, 2011, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

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